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                                                                     Exhibit 3.4







                          CERTIFICATE OF INCORPORATION

                                       OF

                             DENNY'S HOLDINGS, INC.

                UNDER SECTION 402 OF THE BUSINESS CORPORATION LAW



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                          CERTIFICATE OF INCORPORATION

                                       OF

                             DENNY'S HOLDINGS, INC.

                Under Section 402 of the Business Corporation Law

         The undersigned, a natural person over eighteen, desiring to form a corporation pursuant to the provisions of the Business Corporation Law of the State of New York, hereby certifies as follows:

         FIRST:  The name of the Corporation is

                             Denny's Holdings, Inc.

(hereinafter sometimes called the "Corporation").

         SECOND:  The purpose for which the Corporation is formed is

                  To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law; provided, however, that the Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without first obtaining the consent of such body.

                  For the accomplishment of the aforesaid purpose, and in furtherance thereof, the Corporation shall have and may exercise all of the powers conferred by the Business Corporation Law upon corporations formed thereunder, subject to any limitations contained in Article 2 of said law or in accordance with the provisions of any other statute of the State of New York.

         THIRD: The office of the Corporation in the State of New York is to be located in New York County.

         FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is two million (2,000,000) shares, at a par value of one cent ($.01) each.

         FIFTH: The Secretary of State is designated as the agent of the Corporation upon whom process against the Corporation may be served, and the address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is:

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                  c/o CT Corporation System
                  1633 Broadway, New York, New York  10019

         SIXTH: The registered agent of the corporation is CT Corporation System, whose address is 1633 Broadway, New York, New York 10019. The registered agent is the agent of the Corporation upon whom process against it may be served.

         IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under the penalties of perjury, this 3rd day of October, 1989.

                                          /s/ Stephen J. Nelson
                                          --------------------------------------
                                          Stephen J. Nelson,
                                          Incorporator.
                                          c/o Cleary, Gottlieb, Steen & Hamilton
                                          One State Street Plaza
                                          New York, New York  10004




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                              CERTIFICATE OF CHANGE

                                       OF

                             DENNY'S HOLDINGS, INC.


               Under Section 805-A Of The Business Corporation Law


1.       The name of the corporation is

         DENNY'S HOLDINGS, INC.

         If applicable, the original name under which it was formed is

2. The Certificate of Incorporation of said corporation was filed by the Department of State on 10/6/89.

3. The address of CT Corporation System as the registered agent of said corporation is hereby changed from CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NY 10019 to 111 Eighth Avenue, New York, New York 10011.

4. The address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served on him is hereby changed from c/o CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NY 10019 to c/o CT Corporation System, 111 Eighth Avenue, New York, New York 10011.

5. Notice of the above changes was mailed to the corporation by CT Corporation System not less than 30 days prior to the date of delivery to the Department of State and such corporation has not objected thereto.

6. CT Corporation System is both the agent of such corporation to whose address the Secretary of State is required to mail copies of process and the registered agent of such corporation.

IN WITNESS WHEREOF, I have signed this certificate on September 1, 1999 and affirm the statements contained herein as true under penalties of perjury.

                                                         CT CORPORATION SYSTEM

                                                         /s/      Kenneth J. Uva
                                                         ---------------------
                                                         Kenneth J. Uva
                                                         Vice President

NY Domestic Corporation - agent/process address
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                              CERTIFICATE OF MERGER
                                       OF
                  TWS 300 CORP., TWS 500 CORP., TWS 600 CORP.,
                          TWS 700 CORP., TWS 800 CORP.
                                      INTO
                             DENNY'S HOLDINGS, INC.

                Under Section 905 Of The Business Corporation Law
                            Of The State Of New York



         1. Denny's Holdings, Inc. (the "Corporation") owns 100% of the outstanding shares of the capital stock of each of the following subsidiary corporations, the name, place of incorporation and the number of shares of stock issued and outstanding for each such subsidiary corporation are set forth below:

                                                                             SHARES ISSUED
         NAME                  JURISDICTION                                 AND OUTSTANDING
         ----                  ------------                                 ---------------
TWS 300 Corp.                    Delaware          100 Shares of Common Stock; par value $.01 per share
TWS 500 Corp.                    Delaware          100 Shares of Common Stock; par value $.01 per share
TWS 600 Corp.                    Delaware          100 Shares of Common Stock; par value $.01 per share
TWS 700 Corp.                    Delaware          100 Shares of Common Stock; par value $.01 per share
TWS 800 Corp.                    Delaware          100 Shares of Common Stock; par value $.01 per share
(hereinafter the "Merging Corporations").

         2. Each of the Merging Corporations shall merge with and into the Corporation and in each instance the Corporation shall be the surviving corporation.

         3. The merger of the Merging Corporations with and into the Corporation shall be effective on December 27, 2000.

         4. The Certificate of Incorporation of Denny's Holdings, Inc. was filed by the New York Department of State on October 6, 1989. The Corporation has 10,000 shares of common stock, par value $.01 per share, issued and outstanding.

         5. TWS 300 Corp. and TWS 500 Corp. were organized on July 24, 1987, TWS 600 Corp. was organized on August 19, 1987 and TWS 700 Corp. and TWS 800 Corp. were organized on August 21, 1987. These entities were organized under the laws of the State of Delaware and none have applied for authority to do business in the state of New York.
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         6. The merger of the Merging Corporations with and into the Corporation is permitted under the laws of the state of Delaware and is in compliance therewith.

         7. On the 7th day of December, 2000, the Board of Directors of the Corporation duly adopted the following resolution, by unanimous written consent, thereby approving the Agreement and Plan of Merger, dated December 7, 2000 (the "Plan").

         RESOLVED, that the Board hereby approves the Merger (as defined in the Plan) and adopts the Plan.

         IN WITNESS WHEREOF, Denny's Holdings, Inc. has caused this Certificate to be signed by Samuel S. Sontag, its President and Treasurer, and James H. Allyn, its Vice President and Secretary, this the 7th day of December, 2000.

                                                     DENNY'S HOLDINGS, INC.

                                                     /s/      Samuel S. Sontag
                                                     --------------------------
                                                     Samuel S. Sontag, President
                                                     and Treasurer

                                                     /s/      James H. Allyn
                                                     --------------------------
                                                     James H. Allyn, Vice
                                                     President and Secretary